ASSET PURCHASE AGREEMENT

     ASSET PURCHASE AGREEMENT ("Agreement") dated June 9, 2004, by and between Second Stage Ventures, Inc., a Nevada corporation ("Purchaser"), on the one hand and Encapsulation Systems, Inc., a Pennsylvania corporation ("ESI"), as of February 12, 2004, an involuntary debtor under Chapter 7 of the United States Bankruptcy Code, Case No. 04-12089 (the "Case"), pending in the United Stales Bankruptcy Court for the Eastern District of Pennsylvania ("Bankruptcy Court"), and Echo RX, Inc., a Pennsylvania corporation and wholly owned subsidiary of ESI ("Echo" and collectively with ESI, the "Company").

     As used in this Agreement, capitalized terms have the meanings ascribed to them in Section 2.06.

                              W I T N E S S E T H:

     WHEREAS, the Company has developed and owns the certain Intellectual Property which it refers to as the "U-Strip Technology," as described in Schedule A hereto, including, without limitation, the Patent Rights, Proprietary Rights, Technology and Technology Know- How enumerated therein;

     WHEREAS, the Company desires to sell and Purchaser desires to purchase the Intellectual Property on the terms and subject to the conditions set forth herein; and

     WHEREAS, an involuntary petition under chapter 7 of title 11 of the United States Code was filed against ESI in the United States Bankruptcy Court for the Eastern District of Pennsylvania ("Bankruptcy Court") on February 12, 2004; and

     WHEREAS, by order dated April 30, 2004, the Bankruptcy Court granted ESI's motion to convert the bankruptcy case to a case under Chapter 11 of title 11 of the United States Code.

     NOW, THEREFORE, in consideration of the mutual agreements contained herein, intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I
                   PURCHASE AND SALE OF INTELLECTUAL PROPERTY
                      AND ASSUMPTION OF CERTAIN LIABILITIES
                      -------------------------------------

     1.01. Assets To Be Sold. On the terms and subject to the conditions hereof, on the Closing Date (as hereinafter defined) the Company shall sell, assign, transfer, convey and deliver to Purchaser, and Purchaser shall purchase, acquire and accept from the Company, all of the Company's right, title and interest in and to those certain assets described on Schedule A (the "Intellectual Property").

     1.02.  Consideration. Subject to the terms and conditions of this
            -------------
Agreement, in reliance on the representations, warranties and agreements of the Company contained herein, and in consideration of the sale, assignment, transfer and delivery of the Intellectual Property in the manner described in
Section 1.03(a). The Purchaser agrees to pay the Company the sum of $20,500,000. and other good and valuable consideration payable as follows:

          (a) Cash. Purchaser shall pay to the Company an aggregate of $2,500,000 in cash as follows:

               (i) (A) During 2004, Purchaser shall pay to the Company the sum of $500,000, as follows:

                         (I) On or before June 21, 2004 (and subject to entry of the Scheduling Order), Purchaser shall deliver the Escrow Deposit to ESI's counsel pursuant to the terms of the Escrow Agreement.

                         (II) Upon the entry of the Approval Order and at
               Closing the Escrow Deposit shall be paid over by Escrow Agent to the Company.

                         (III) .

                    (B) During 2005, Purchaser shall pay to the Company the sum of $1,000,000, as follows:

                    March 1                   $250,000
                    June 1                    $250,000
                    September 1               $250,000
                    December 1                $250,000

                    (C) During 2006, Purchaser shall pay to the Company the sum of $1,000,000, as follows:

                    March 1                   $250,000
                    June 1                    $250,000
                    September 1               $250,000
                    December 1                $250,000

               (ii) To the extent that Purchaser assumes and effects primary repayment of any liabilities or obligations of the Company as provided in the Instrument of Assumption, then the aggregate amount payable by Purchaser to the Company pursuant to Section 1.02(a)(i)(C) shall be reduced by such amount. Under such circumstance, each quarterly payment to be made by Purchaser to the Company under section 1.02(a)(i)(C) shall be reduced by the quotient derived by dividing the total amount of the liabilities and obligations of the Company assumed by Purchaser in the Instrument of Assumption by four.


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
               (iii) The payment terms and conditions of the balance of the purchase price set forth in (i)(B) and (C) above shall be memorialized in a promissory note in form and substance satisfactory to ESI and Purchaser (the "Promissory Note"). To secure the balance of the purchase price set forth in (i)(B) and (C) above, Purchaser shall grant ESI a first priority security interest in and lien upon the Intellectual Property pursuant to a security agreement in form and substance satisfactory to ESI and Purchaser (the "Security Agreement"), which security agreement will, among other things, provide for a prohibition on Purchaser from selling or transferring its ownership interest in the Intellectual Property until the entire purchase price has been paid in full, other than to a wholly owned subsidiary and only if Purchaser retains primary liability with respect to making the payments under the Promissory Note. The Promissory Note shall provide, among other things, that in the event that Purchaser fails to make any payment set forth in (i)(A)-(C), above, and such default remains uncured for a period of thirty days after the receipt by Purchaser of written notice from ESI of such default, ESI shall be permitted to exercise all of its rights and remedies under the Promissory Note, Security Agreement and/or under applicable law. The Promissory Note shall further provide that in the event of a default thereof, Purchaser agrees to cooperate with ESI by surrendering all of its right, title and interest in and to the Intellectual Property, including, without limitation, an assignment of all rights to payment otherwise payable to Purchaser as a result of Purchaser's licensing or grant of similar rights to any third party, and Purchaser shall not be entitled to commercially exploit the Technology.

          (b)  Trailer Fee.
               ------------

               (i) Purchaser shall pay the Company a trailer fee equivalent to 2.5% of that portion of Purchaser's gross annual revenue that is directly attributable to Purchaser's commercial exploitation of the U-Strip Technology (the "Trailer Fee"). For greater certainty, the term "commercial exploitation" shall be defined in this and any successor document to include, at a minimum, all revenues received by Purchaser and all affiliates of Purchaser that are attributable to either direct commercial sales of the U-Strip Technology or any licensing or sublicensing of the U-Strip Technology. The Trailer Fee shall continue to be paid for the life of all related patents, and any allowable regulatory extensions, or for 20 years, whichever is greatest. Evolutions of the U-Strip Technology shall not act to reduce the dividend or royalty payment. All payments required hereunder shall be made quarterly and to be accompanied by the appropriate accounting statements.

               (ii) Purchaser shall pay the Trailer Fee to ESI within thirty days of the close of each quarter and shall deliver to ESI therewith a statement setting forth Purchaser's determination of the Gross Revenues for such preceding quarter, accompanied by a certificate, executed on behalf of Purchaser by an officer of Purchaser, to the effect that, to the best of such officer's knowledge, said determinations were made in accordance with Generally Accepted Accounting Principles.

               (iii) In the event that facts come to the attention of Purchaser that the Trailer Fee paid in any quarter requires adjustment (meaning an increase or decrease) for any reason, it shall calculate the amount thereof and forward a notice of adjustment to ESI along with the documentation evidencing the manner in which it calculated such adjustment and the adjustment shall be made in the ensuing quarter.

               (iv) At any time within fifteen days after the end of each fiscal quarter and within thirty days after the end of Purchaser's fiscal year, Purchaser shall permit ESI and its auditors and authorized representatives to have access to and examine and take copies of all books and records of Purchaser for the purpose of conducting an independent audit of that portion of Purchaser's books an records necessary to enable ESI confirm the accuracy of the calculation of any or all Trailer Fees paid during the applicable period; provided, however, that any such analysis and audit shall have been completed, in the case of a quarterly review, within thirty-five days of the end of the fiscal quarter, and, in the case of annual analysis and audit, within sixty days after the end of Purchaser's fiscal. Purchaser agrees to make any such underpayment within fifteen days of any determination that any such payment was less than that which should have been paid by Purchaser to ESI. ESI shall be responsible for all costs and expenses incurred in connection with this Section; provided, however, that if the Trailer Fees paid by Purchaser to Company are less than or equal to 98% of that which should have been paid to ESI, then within fifteen days thereof Purchaser shall reimburse ESI for all costs and expenses incurred by ESI. If ESI fails or elects not to exercise any of its rights set forth in this paragraph, then Purchaser's determinations (as set forth in such statement) shall be final, conclusive, and binding on the parties hereto.

          (c)  Issuance of Shares.

               (i) Purchaser shall pay the Company a minimum of $18,000,000 through the issuance and delivery to ESI of 12 million fully paid and non-assessable shares of Common Stock of the Purchaser which shall be held by the Escrow Agent pursuant to the Escrow Agreement and which shall have a minimum market value of $15,000,000 on the Closing Date.

               (ii) Release of Shares upon Issuance of Approval Order. Upon issuance of the Approval Order, the Shares shall be released by the Escrow Agent to a third party mutually agreeable to ESI and the Purchaser which shall act as an escrow agent to hold the Shares in escrow (the "Post Approval Order Escrow") pursuant to a Post Approval Order Escrow Agreement (the "Post Approval Order Escrow

          Agreement") mutually acceptable to the Purchaser and ESI. The Shares shall be released from the Post Approval Order Escrow as follows:

                    (A) Such number of Shares may be released from the Post Approval Order Escrow in order to satisfy claims of non-"insiders" (as such term is defined in the Bankruptcy Code) of ESI, as provided in a Plan of Reorganization pursuant to, and as may be required by, ESI under a confirmed Plan of Reorganization of ESI approved by the Bankruptcy Court.

                    (B) Upon the conclusion of the Purchaser's first fiscal year following issuance of the Approval Order, one share of Common Stock shall be released to ESI from the Post Approval Order Escrow for each dollar of gross revenue derived by the Purchaser from the commercial exploitation of the U Strip Technology. On the third anniversary of the date the Post Approval Order is issued, any Shares held in the Post Approval Escrow shall be released to ESI.

               (iii) The Shares held in the Post Approval Escrow shall not be entitled to vote on any matters put to the shareholders of the Purchaser, except as to any proposed capital reorganization or reclassification with respect to equity securities of the Purchaser.

               (iv) During such time as the Shares are held in the Post Approval Escrow, the Shares shall be entitled to participate in all dividends or distributions made by the Purchaser to all holders of Common Stock and to any payment or distribution upon the liquidation or winding-up of the Purchaser.

               (v) All fees payable to and expenses incurred by the escrow agent selected to hold the Shares after issuance of the Approval Order shall borne equally by the Purchaser and ESI.

          (d) Recipient of Consideration. For purposes of this Section 1.02, the parties hereto acknowledge and agree that all consideration heretofore paid or transferred to Echo shall be deemed to have been paid or transferred to ESI, given that Echo is wholly owned by ESI, it being understood that Echo has no liabilities or any other impediment that would prevent it from upstreaming any such consideration to ESI as its parent.

     1.03. Closing. The Closing of the transactions contemplated by this
           -------
Agreement will take place at the offices of Smith, Giacometti & Chikowski, LLC, The Land Title Building, Suite 1200, 100 South Broad Street, Philadelphia, PA 19110 no later than two days after the Approval Order at such time as the parties mutually agree.

          (a) At the Closing, the Company will deliver to Purchaser (i) a duly executed Bill of Sale in form and substance to be agreed upon by the parties prior to the Closing; (ii) assignments of all patents, trademarks, trade names, assumed names and copyrights and all applications therefor described in Schedule A; (iii) all documents containing or relating to the Technology, the Technology Know-How and Products being purchased by Purchaser pursuant hereto; (iv) all such other deeds, endorsements, assignments and other instruments , including an appropriate security agreement in the intellectual property as, in the opinion of Purchaser's counsel and Sellers counsel, are necessary to vest in Purchaser good and marketable title to the Intellectual Property; and (v) a copy of the resolution authorizing consummation of the transactions certified by ESI's Secretary.

          (b) At the Closing, there will be delivered to the Company by Purchaser, (i) a duly executed Instrument of Assumption in form and substance to be agreed upon by the parties prior to the Closing, (ii) the Security Agreement and Promissory Note, (iii) the consideration referred to in Section 1.02 hereof and (iv) a copy of the resolution authorizing consummation of the transactions certified by Purchaser's Secretary.

     1.04. Further Assurances. After the Closing, the Company and Purchaser
           ------------------
shall from time to time, at the request of the other and without further cost or expense, execute and deliver such other instruments of conveyance and transfer and take such other actions as the other may reasonably request, in order to more effectively consummate the transactions contemplated hereby and to vest in the Purchaser good and marketable title to the Intellectual Property.

                                   ARTICLE II
                                 RELATED MATERS

     2.01. Sales, Use and Other Taxes. Provided that the Bankruptcy Court so
           --------------------------
authorizes, the transactions contemplated by this Agreement shall be exempt from any sales, purchase, transfer, fixed asset, stamp, documentary stamp, use or similar taxes which may be payable by reason of the sale of the Intellectual Property pursuant to Section 1146(c) of the Bankruptcy Code as provided by the Approval Order. Any such taxes or expenses shall be paid by Purchaser.

     2.02. Competition The Company covenants and agrees that for a period of
           -----------
five years from the Closing Date, neither the Company nor any Affiliate of the Company (except to the extent any such Affiliate shall be retained by the Purchaser) shall engage in competition with, or own an aggregate of more than five percent of the stock issued by any person, firm or corporation that engages in competition with, the business that is the same or substantially similar to the business used in connection with the Intellectual Property within a radius of 150 miles from any area where such business is presently conducted. The Company represents that it has been duly authorized by all present Affiliates of the Company to make the aforesaid agreement and to bind all present Affiliates of the Company thereto. If Purchaser has reason to believe that the Company has violated or is about to violate the provisions of this Section 2.02, Purchaser shall be entitled to bring an action for an injunction in the proper court within the State of New York, and the Company hereby submits to the jurisdiction of any such court. In addition, inasmuch as it would be impracticable to determine the damages to Purchaser by reason of the Company's breach of this
Section 2.02 before such injunction could be obtained, the Company hereby agrees to pay to Purchaser $10,000 in liquidated damages for each day in which such breach shall continue until the date on which such breach is discontinued. Notwithstanding anything to the contrary contained herein, this Section 2.02 shall be null and void upon a default by Purchaser under the Promissory Note or Security Agreement, as determined by a final court of competent jurisdiction.

     2.03. Access to Books and Records.
           ---------------------------

          (a) The Company agrees that on and after the Closing, during normal business hours, it will permit Purchaser and their auditors, through their authorized representatives, to have access to and examine and take copies of all books and records of the Company relating to the Company's assets which are delivered to Purchaser pursuant hereto (including but not limited to correspondence, memoranda, books of account and the like) and relating to events occurring prior to the date hereof and to transactions or events occurring subsequent to the date hereof which are related to or arise out of transactions or events occurring prior to the date hereof.

          (b) Purchaser agrees to cooperate with the Company, at the Company's expense, and to make available to the Company such documents, books, records or information relating to the Intellectual Property prior to the Closing as the Company may reasonably require and after the Closing in connection with any tax determination or contractual obligations to third parties or to defend or prepare for the defense of any claim against the Company or to prosecute or prepare for the prosecution of claims against third parties by the Company relating to the conduct by the Company of that portion of its business in which it utilized the Intellectual Property or in connection with any governmental investigation of the Company or any of its affiliates.

          (c) Each party will direct its employees to render any assistance which the other party may reasonably request in examining or utilizing records referred to in this Section 2.03, provided that each party shall be reimbursed by the other for any out-of-pocket expenses which it may incur in rendering the services provided for in this Section 2.03. Each party agrees not to destroy any files or records which are subject to this Section 2.03 without giving reasonable notice to the other, and within 15 days of receipt of such notice, such other party may cause to be delivered to it the records intended to be destroyed, at such other party's expense.

     2.04. Confidentiality. Each party hereto will hold and will cause its
           ---------------
consultants and advisors to hold in strict confidence, unless compelled to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirements of law, all documents and information concerning the other party furnished it by such other party or its representatives in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (i) previously known by the party to which it was furnished, (ii) in the public domain through no fault of such party, or (iii) later lawfully acquired from other sources by the party to which it was furnished), and each party will not release or disclose such information to any other person, except its auditors, attorneys, financial advisors, bankers and other consultants and advisors in connection with this Agreement. If the transactions contemplated by this Agreement are not consummated, such confidence shall be maintained except to the extent such information comes into the public domain through no fault of the party required to hold it in confidence, and such information shall not be used to the detriment of, or in relation to any investment in, the other party and all such documents (including copies thereof) shall be returned to the other party immediately upon the written request of such other party. Each party shall be deemed to have satisfied its obligation to hold confidential information concerning or supplied by the other party if it exercises the same care as it takes to preserve confidentiality for its own similar information.

     2.05. Accounting Records.
           ------------------

     In order to satisfy its obligations to Seller under Section 1.02(b)(iv), Purchaser shall prepare and maintain, in accordance with generally accepted accounting principles consistently applied, complete and accurate books of account and records covering all transactions arising out of or relating to this Agreement. All such books of account, records and documents shall be kept available by Purchaser for at least three years after the end of the calendar year to which they relate.

     2.06. Definitions.
           -----------

     The terms "Affiliate" and "Associate" have the meanings prescribed by Rule
                ---------       ---------
12b-2 of the  regulations promulgated pursuant to the Securities Exchange Act.

     "Affiliated Companies" means (i) any corporation that owns, directly or
      --------------------
indirectly, more than fifty (50) percent of the outstanding capital stock of the Purchaser entitled to vote in the election of directors; (ii) any corporation of which the Purchaser owns, directly or indirectly, more than fifty (50) percent of the outstanding capital stock entitled to vote in the election of directors; and (iii) any other corporation of which a corporation described in clause "(i)" above owns, directly or indirectly, more than fifty
(50) percent of the outstanding capital stock entitled to vote in the election of directors.

     "Approval Order" means the order of the Bankruptcy Court approving the sale
      --------------
of the Intellectual Property contemplated by this Agreement which order shall be final and nonappealable [or which contains a waiver of the 10-day stay requirement contained in Federal Rule of Bankruptcy Procedure 6004(g)] in form and substance satisfactory to the Purchaser, approving the asset sale under Section s 363(b), 363(f), and 365 free and clear of all liens, claims, encumbrances and interests and finding among other things, that the Purchaser is a good faith purchaser entitled to the protection of Section 363(m) of the Bankruptcy Code and that all parties in interest have been properly served and notified of the sale proceedings.

     "Closing" means the closing of the transactions contemplated by this
      -------
Agreement.

     "Closing Date" means a date two days after entry of the Approval Order.
      ------------

     "Common Stock" means the common stock, par value $0.01 per share, of the
      ------------
Purchaser.

     "Company Subsidiary" means any corporation of which the Company (a)
      ------------------
directly or indirectly owns or controls at the time outstanding shares of stock which have in ordinary circumstances (not dependent upon the happening of a contingency) voting power to elect a majority of the board of directors of said corporation, or (b) of which shares of stock of the character described in the foregoing clause (a) shall at the time be owned or controlled directly or


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
indirectly by the Company and one or more Company Subsidiaries as defined in the foregoing clause (a) or by one or more such Company Subsidiaries.

     "Escrow Agent" means Smith, Giacometti & Chikowski, LLC.
      ------------

     "Escrow Agreement" means the escrow agreement to be negotiated and executed
      ----------------
among Smith, Giacometti & Chikowski, LLC, ESI and the Purchaser pursuant to which Smith, Giacometti & Chikowski, LLC agrees to act as the escrow agent to accept from Purchaser (i) the sum of $500,000 and (ii) the Shares and to hold said property in Purchaser's behalf until the occurrence of either (x) the issuance of the Approval Order, at which time the escrow agent will release the escrowed funds to ESI and the Shares to an escrow agent which will agree to hold the Shares as described in Section 1.02(c),, or (ii) the termination of this Agreement in accordance with the provisions hereof, in which case the Escrow Agent will return the escrowed funds and the Shares to the Purchaser.

     "Escrow Deposit" means the sum of $500,000 to be delivered by Purchaser to
      --------------
ESI's counsel pursuant to section 1.02(a)(i)(A)(I) and held in escrow pursuant to the terms of the Escrow Agreement.

     "Gross Revenues" means the gross revenues generated by the Purchaser from
      --------------
the  commercial exploitation of the Intellectual Property.

     "Instrument of Assumption" means that certain agreement, in form and
      ------------------------
substance mutually acceptable to the parties, to be executed on the Closing Date pursuant to which the Purchaser agrees to assume certain specified and agreed upon liabilities and obligations of the Company in an amount not to exceed $500,000.

     "Intellectual Property" means the information set forth and described in
      ---------------------
Schedule A hereto, including, without limitation, the Patent Rights, Products, Proprietary Rights, Technology and Technology Know-How to be sold by the Company to the Purchaser pursuant to this Agreement as fully enumerated on Schedule A hereto.

     "Patent Rights" means any (i) patent applications filed and to be filed
      -------------
identified on Exhibit A hereto; (ii) any other United States or foreign patent application or patent that is owned by the Company as of the date of this Agreement or that may in the future be owned and that relates directly or indirectly to the Technology or the design, development, manufacture, testing, or use of any Product; and (iii) any United States or foreign patent application or patent that is acquired by the Company on or after the date of this Agreement and that relates directly or indirectly to any Technology, any improvements to the Technology, any Products, or the design, development, manufacture, testing, or use of any Products.

     "Products" means: (a) any products that are based on or incorporate the
      --------
Technology, and (b) any products that otherwise utilize the methods described in the Technology within the scope of the Patent Rights, the Technology Know-How or any Technology Improvements (regardless of whether such methods or products are currently in existence or are developed hereafter).

     "Proprietary Right" means any existing or future patent application,
      -----------------
patent, trademark, trade name, service mark, trade secret, copyright, or other proprietary right that relates directly or indirectly to any Patent Right, any Technology Know-How, or any Product.

     "Shares" means the 12 million shares of Common Stock issuable to the
      ------
Company by the Purchaser on the Closing Date in partial consideration for the purchase of the Intellectual Property.

     "Scheduling Order" means the Order of the Bankruptcy Court scheduling the
      ----------------
hearing to approve this Agreement and the sale of the Intellectual Property which Order shall be in form and substance satisfactory to the parties hereto.

     "Technology" means all inventions, discoveries, techniques, systems,
      ----------
methods, processes and know-how (whether or not patentable, commercially useful, or reducible to writing or practice) described in Schedule A.

     "Technology Know-How" means know-how relating to the Technology and shall
      -------------------
include all confidential, technical, or proprietary information and knowledge not generally known to the public (including, without limitation, information and knowledge regarding inventions, discoveries, techniques, systems, methods and processes of any type, technical data, drawings, designs, manufacturing and design information, computer programs, and other information), whether or not patentable and whether or not in written form, that relates directly or indirectly to (i) any technology described in Schedule A or any product, process, design or other matter covered by any Patent Rights; or (ii) the design, development, manufacture, testing, use, or sale of any Products.

     "Technology Improvements" means all inventions, discoveries, techniques,
      -----------------------
systems, methods, processes, improvements, developments, enhancements, and modifications (whether or not patentable, commercially useful, or reducible to writing or practice) that the Purchaser may hereafter, either solely or jointly with others, acquire, discover, invent, originate, make, develop, conceive or have rights to, in whole or in part, including any such invention or other item the practice of which would fall within the scope of a claim of any Patent Right, any Technology Know-How, any of the Proprietary Rights, or any Product.


                                  ARTICLE III
                        OTHER AGREEMENTS OF THE PARTIES
                        -------------------------------

     The parties hereby further agree as follows:

     3.01. Engagement of Bruce K. Redding, Jr. On the Closing Date, the
           ----------------------------------
Purchaser shall enter into an employment agreement with Bruce K. Redding, Jr. on terms and conditions commercially reasonable and mutually agreeable to the parties.

     3.02. Designee to Board of Directors of Purchaser. For a period of five (5)
           -------------------------------------------
years after the Closing Date, the Company shall be entitled to designate, and the Purchaser shall be obligated to nominate and shall use its best efforts to cause the appointment or election of, as the case may be, one person to serve as a member of the Board of Directors of Purchaser.

     3.03. Cancellation of Shares of Common Stock. On the Closing Date, the
           --------------------------------------
Purchaser shall cause the cancellation and return to treasury of 500,000 shares of Common Stock.

     3.04. Legend on Certificates Evidencing the Shares.
           --------------------------------------------

          (a) The Company acknowledges and agrees, and shall cause each person to whom Shares are distributed to acknowledge and agree, that the Shares are "restricted securities" as defined by Rule 144 of the Rules and Regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and that each certificate evidencing the Shares shall be imprinted with a restrictive legend substantially in the following form:

     "THE  SECURITIES  REPRESENTED  BY  THIS CERTIFICATE HAVE NOT BEEN
     REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS."

          (b) The Company acknowledges and agrees, and shall cause each person to whom Shares are distributed to acknowledge and agree, that the Shares may be disposed of only pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from or in a transaction not subject to the registration requirements thereof and (ii) in connection with any transfer of any Shares other than pursuant to an effective registration statement, the Purchaser may require the transferor thereof to provide to the Purchaser with an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the Securities Act. Purchaser shall not be obligated to register or recognize any transfer of Shares if such transfer is not affected as provided herein and shall not be liable to any party in connection therewith.

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                  ---------------------------------------------

          The Company hereby represents, covenants and warrants to Purchaser as follows:

     4.01. Corporate Organization; Etc. ESI and Echo are corporations duly
           ---------------------------
organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and have full corporate power and authority to carry on their businesses as they are now being conducted and to own the properties and assets they now own; are duly qualified or licensed to do business as foreign corporations in good standing in the jurisdictions in which such qualification is required, except jurisdictions in which the failure to qualify to do business will have no material adverse effect on the business of ESI or Echo.

     4.02. Authorization, Etc. ESI and Echo have full corporate power and
           ------------------
authority to enter into this Agreement and to carry out the transactions contemplated hereby. The respective Boards of Directors and stockholders, if necessary, of ESI and Echo have taken all action required by law, their Articles of Incorporation, By-Laws or otherwise to be taken by them to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and, this Agreement is a valid and binding agreement of each of ESI and Echo enforceable in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

     4.03. No Violation. Neither the execution and delivery of this Agreement
           ------------
nor the consummation of the transactions contemplated hereby will violate any provision of the Articles of Incorporation or By-Laws of ESI or Echo, or, will violate, or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any security interest, lien or other encumbrance upon any property or assets of ESI or Echo under, any agreement or commitment to which ESI or Echo is a party or by which ESI or Echo is bound, or to which the property of ESI or Echo is subject, or violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority.

     4.04. Title to Properties; Encumbrances. Each of ESI and Echo, as the case
           ---------------------------------
may be, has good, valid and marketable title to all of the Intellectual Property being sold pursuant to this Agreement free and clear of all title defects or objections, liens, claims, charges, security interests or other encumbrances of any nature whatsoever including, without limitation leases, chattel mortgages, conditional sales contracts, collateral security arrangements and other title or interest retention arrangements.

     4.05. Representations Relating to the Intellectual Property.
           -----------------------------------------------------

          (a) The Company is the sole owner of all title and interest in the Patent Rights, Proprietary Rights, Products, Technology and Technology Know-How and has not assigned or hypothecated any rights in or to any of said assets.

          (b) The Company does not have rights to any other trade secret, or other proprietary information, patents, copyrights, patent applications, or other patentable inventions in the same field as the Intellectual Property.

          (c) To the best of knowledge of management of the Company, without having conducted any special investigation, the Intellectual Property does not infringe upon any letters patent heretofore issued in the United States or upon any other applications for letters patent.

          (d) To the best of knowledge of management of the Company, the manufacture, marketing, and use of products embodying the Intellectual Property will not require the unauthorized use of any technology to which any third parties have proprietary rights, and, to the best of such management's knowledge, without having conducted any special investigation, that such manufacturing, marketing, and use will not involve infringement or claimed infringement by the Company of any patent, copyright, trademark, trade name, service mark, trade secret, or other proprietary right of any other person.

          (e) There are no outstanding options, licenses, or agreements of any kind relating to the Intellectual Property or to the manufacture, use, or sale of the Intellectual Property or improvements thereto, other than those listed in
                                                      --------------------------
Exhibit-B.
---------

     4.06. Good Title Conveyed, Etc. The Company has complete and unrestricted
           ------------------------
power and the unqualified right to sell, assign, transfer and deliver to the Purchaser, and upon consummation of the transactions contemplated by this Agreement, Purchaser will acquire, good, valid and marketable title to, the Intellectual Property, free and clear of all mortgages, pledges, liens, security interests, conditional sales agreements, encumbrances or charges of any kind. The Bill of Sale and the deeds, endorsements, assignments and other instruments to be executed and delivered to Purchaser by the Company at the Closing will be valid and binding obligations of the Company, respectively, enforceable in accordance with their terms, and will effectively vest in Purchaser good, valid and marketable title to all the Intellectual Property.

     4.07. Litigation. Except for the Case, there is no action, suit, inquiry,
           ----------
proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or threatened against or involving the Company or any Company Subsidiary, or which questions or challenges the validity of this Agreement or any action taken or to be taken by the Company or any Company Subsidiary pursuant to this Agreement or in connection with the transactions contemplated hereby; nor is there and the Company does not know or have any reason to know of any valid basis for any such action, proceeding or investigation. Except as set forth in Section 4.07 of the Disclosure Schedule hereto, neither the Company nor any Company Subsidiary is in default under or in violation of, or knows of any valid basis for any claim of default under or violation of, any contract, commitment or restriction to which it is a party or by which it is bound. Neither Company nor any Company Subsidiary is subject to any judgment, order or decree entered in any lawsuit or proceeding which may have an adverse effect on its business practices or on its ability to acquire any property or conduct its business in any area.

     4.08. Consents. No consent of any person is necessary to the consummation
           --------
of the transactions contemplated hereby, including, without limitation, consents from parties to loans, contracts, leases or other agreements and consents from governmental agencies, whether federal, state or local.

     4.08. Brokers and Finders. Neither the Company nor any of its officers,
           -------------------
directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement other than those listed in
                                                      --------------------------
Exhibit-C.
---------

                                    ARTICLE V
                  REPRESENTATIONS AND WARRANTIES OF PURCHASER
                  -------------------------------------------

      Purchaser hereby represents and warrants to the Company as follows:

     5.01. Corporate Organization; Etc. The Purchaser is a corporation duly
           ---------------------------
organized, validly existing and in good standing under the laws of the State of Nevada. All the issued and outstanding shares of capital stock of Purchaser have been duly authorized by all necessary corporation action and are validly issued, fully paid and nonassessable and are owned by Purchaser.

     5.02. Authorization; Etc. The Purchaser has full corporate power and
           ------------------
authority to enter into this Agreement and to carry out the transactions contemplated hereby. The Board of Directors of the Purchaser has taken all action required by law, its Articles of Incorporation and By-Laws or otherwise to authorize the execution and delivery of this Agreement and the transactions contemplated hereby, and this Agreement is a valid and binding agreement of the Purchaser enforceable in accordance with its terms except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     5.03. No Violation. Neither the execution and delivery of this Agreement
           ------------
nor the consummation of the transactions contemplated hereby will violate any provisions of the Articles of Incorporation or By-Laws of the Purchaser, or violate, or be in conflict with, or constitute a default under, or cause the acceleration of the maturity of any debt or obligation pursuant to, any agreement or commitment to which the Purchaser is a party or by which the Purchaser is bound, or violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority.

     5.04. Valid Issuance of the Shares. Upon issuance in accordance with the
           ----------------------------
terms of this Agreement, the Shares will be duly and validly issued and outstanding, fully paid and nonassessable.

                                   ARTICLE VI
                            COVENANTS OF THE COMPANY
                            ------------------------

     6.01. Full Access. The Company shall afford to Purchaser, its counsel,
           -----------
accountants and other representatives full access to the offices, properties, books and records of the Company in order that Purchaser may have full opportunity to make such investigations as it shall desire to make of the affairs of the Company; and the Company will cause its officers and accountants to furnish such additional financial and operating data and other information as Purchaser shall from time to time request provided, however, that any such investigation shall be conducted in such a manner as not to interfere unreasonably with the operation of the businesses of the Company.

     6.02. Execution of Revised Asset Purchase Agreement Upon Entry of Approval
           --------------------------------------------------------------------
Order. Within two days after the entry of the Approval Order, ESI, Echo and
-----
Bruce K. Redding, Jr. agree to execute a new Asset Purchase Agreement identical hereto except as same may be revised to incorporate the practical and legal results and effects of the issuance of the Approval Order.

     6.03. Covenant to Satisfy Conditions. The Company will use its best efforts
           ------------------------------
to insure that the conditions set forth in Article VIII hereof are satisfied, insofar as such matters are within the control of any of them.

     6.04. Certificates. At the Closing the Company will furnish Purchaser with
           ------------
such certificates of its officers and others to evidence compliance with the covenants set forth in this Article VI as may be reasonably requested by Purchaser, including a certificate affirming the representations and warranties made in Article IV hereof.

     6.05. Execution of Approval Order. The Company will use its best efforts to cause the Bankruptcy Court to execute and deliver the Approval Order as soon as possible after the date hereof.

                                  ARTICLE VII
                    CONDITIONS TO THE COMPANY'S OBLIGATIONS
                    ---------------------------------------

     Each and every obligation of the Company under this Agreement to be performed on or before the Closing shall be subject to the satisfaction, on or before the Closing, of each of the following conditions, unless waived in writing by the Company:

     7.01. Bankruptcy Court Approval of Sale Procedures.
           --------------------------------------------

          (a) Timing. The Company shall have obtained a date for a hearing to approve the sale no later than July 12, 2004 and the Closing shall have occurred no later than July 13, 2004.

          (b) Approval. The sale and purchase of the Intellectual Property contemplated hereby is contingent upon entry of the Approval Order.

          (c) Termination. Purchaser shall have the right to terminate this Agreement on the earlier of: ( (a) if Purchaser is not the winning bidder in the Auction, (b) if the Closing has not occurred by July 13, 2004 or (c) any date that the Company receives a stay of the Approval Order. Upon any termination of this Agreement, Purchaser shall have no further liability with respect to the Company.

     7.02. Representations and Warranties True. The representations and
           -----------------------------------
warranties of Purchaser contained herein shall be in all material respects true and accurate as of the date when made and at and as of the Closing as though such representations and warranties were made at and as of such date.

     7.03. No Governmental Proceeding or Litigation. No suit, action,
           ----------------------------------------
investigation, inquiry or other proceeding by any governmental body or other person or legal or administrative proceeding shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby.

                                  ARTICLE VIII
                      CONDITIONS TO PURCHASER'S OBLIGATIONS
                      -------------------------------------

     Each and every obligation of the Purchaser under this Agreement to be performed on or before the Closing shall be subject to the satisfaction, on or before the Closing, of each of the following conditions, unless waived in writing by Purchaser:

     8.01. Issuance of Approval Order. The Company shall have received the Approval Order described in Section 7.01 of this Agreement.

     8.02. Representations and Warranties True. The representations and
           -----------------------------------
warranties contained in Article IV hereof and in all certificates and other documents delivered and to be delivered by the Company to Purchaser or its representatives pursuant hereto or in connection with the transactions contemplated hereby shall be true, complete and accurate as of the date when made and at and as of the Closing Date as though such representations and warranties were made at and as of such date, except for changes expressly permitted or contemplated by the terms of this Agreement.

     8.03. Performance. The Company shall have performed and complied with all
           -----------
agreements, obligations and conditions required by this Agreement to be performed or complied with by them on or prior to the Closing.

     8.04. Investigations; Etc. Neither any investigation of the Company by
           -------------------
Purchaser, nor any other document delivered to Purchaser as contemplated by this Agreement, shall have revealed any facts or circumstances which, in the sole and exclusive judgment of Purchaser, reflect in a material adverse way on the Intellectual Property.

     8.05. No Proceeding or Litigation. There shall not be threatened,
           ---------------------------
instituted or pending any suit, action, investigation, inquiry or other proceeding by or before any court or governmental or other regulatory or administrative agency or commission requesting or looking toward an order, judgment or decree which (a) restrains or prohibits the meeting of the Company's shareholders or the transactions contemplated hereby, (b) in the sole and exclusive judgment of Purchaser materially impairs Purchaser's ability to exercise control over the Intellectual Property after the Closing or (c) in the judgment of Purchaser might have a material adverse effect on Purchaser or any of its affiliates.

     8.06. No Injunction. On the Closing Date there shall be no effective
           -------------
injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as so provided or imposing any conditions on the consummation of the transaction contemplated hereby which the Purchaser deems unacceptable in its sole discretion.

                                   ARTICLE IX
              CONDUCT OF THE COMPANY'S BUSINESS PENDING THE CLOSING
              -----------------------------------------------------

          Pending the Closing, and except as otherwise expressly consented to or approved by Purchaser in writing:

     9.01. Organization. Each of ESI and Echo shall use its best efforts to
           ------------
preserve its corporate existence and business organization intact, to keep available to Purchaser its officers and key employees, and to preserve for Purchaser its relationships with licensors, suppliers, distributors, customers and others having business relations with it.

     9.02. Certain Changes. Neither ESI nor Echo will:
           ---------------

          (a) Permit or allow any of its property or assets (real, personal or mixed, tangible or intangible) to be subjected to any mortgage, pledge, lien or encumbrance;

          (b) Dispose of or permit to lapse any rights to the use of any Patent Right, Proprietary Right, trademark, trade name or copyright, or dispose of or disclose to any person any trade secret, formula, process or know-how not theretofore a matter of public knowledge;

          (c) Grant or extend any power of attorney or act as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any person, corporation, partnership, joint venture, association, organization or other entity; or

          (d) Agree, whether in writing or otherwise, to do any of the foregoing.

     9.03. Contracts. Neither ESI nor Echo shall enter into any contract nor
           ---------
otherwise make a  sale of any or license of the Intellectual Property.

     9.04. No Default. Neither ESI nor Echo shall do any act or omit to do any
           ----------
act, or permit any act or omission to act, which will cause a breach of any material contract or commitment of either of them or which would cause the breach of any warranty made hereunder.

     9. 05. Compliance With Laws. ESI and Echo shall duly comply with all laws
            --------------------
applicable  to it and its properties, operations, business and employees.

                                    ARTICLE X
                            MISCELLANEOUS PROVISIONS
                            ------------------------

     10.01. Amendment and Modification. Subject to applicable law, this
            --------------------------
Agreement may be amended, modified and supplemented by written agreement of the respective Boards of Directors of the Company and Purchaser or by their respective officers authorized by such Boards of Directors at any time prior to the Closing with respect to any of the terms contained herein, provided, however, that no such amendment or modification shall be entered into on or after the date the shareholders consent to transactions contemplated by this Agreement.

     10.02. Waiver of Compliance. Any failure of the Company, on the one hand,
            --------------------
or Purchaser, on the other, to comply with any obligation, covenant, agreement or condition herein may be expressly waived in writing by the Chairman of the Board, President or a Vice President of Purchaser or the Company, respectively, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

     10.03. Notices. Any and all notices or other communications or deliveries
            -------
required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 4:30 p.m. (New York City time) on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in the Purchase Agreement later than 4:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

        (a) If to ESI or Echo, to:  Encapsulation Systems Inc.
                                    Bldg. 109
                                    Mills of Victoria
                                    1489 Baltimore Pike
                                    Springfield, PA. 19064
                                    Attn.: Mr. Bruce K. Redding, Jr.
                                    Facsimile No.: (610) 543-0688

                 (with a copy to:)  Smith, Giacometti & Chikowski, LLC

                                    The Land Title Building
                                    Suite 1200
                                    100 South Broad Street
                                    Philadelphia, PA 19110
                                    David B. Smith, Esq.
                                    Facsimile No.: (215) 496-1915

or to such other person or address as the Company shall furnish to Purchaser in writing.

        (b) If to Purchaser, to:    Second Stage Ventures, Inc.
                                    c/o Gary Henrie, Esq.
                                    10616 Eagle Nest St.
                                    Las Vegas NV. 89141
                                    Facsimile No.:

         (with a copy to:)          Ruffa & Ruffa, P.C.
                                    150 East 58th Street
                                    New York, New York 10155
                                    Attn.: William P. Ruffa, Esq.
                                    Facsimile No.: (212) 759-7696

                                    And

                                    Todtman, Nachamie, Spizz & Johns, P.C
                                    425 Park Avenue
                                    New York, New York
                                    10022 Barton Nachamie, Esq.
                                    Facsimile No.: (212) 754 6262

or to such other person or address as Purchaser shall furnish to the Company in writing.

     10.04. Assignment. This Agreement and all of the provisions hereof shall be
            ----------
binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, except by operation of law. If such assignment shall be made by Purchaser, such subsidiary shall be entitled to all of the rights and shall assume all of the obligations of Purchaser hereunder, provided that Purchaser shall guarantee the
                                     -------------
performance of such subsidiary's obligations under this Agreement and shall deliver evidence thereof reasonably satisfactory to the Company.

     10.05. Publicity. Neither the Company nor Purchaser shall make or issue, or
            ---------
cause to be made or issued, any announcement or written statement concerning this Agreement or the transactions contemplated hereby for dissemination to the general public without the prior consent of the other party. This provision shall not apply, however, to any announcement or written statement required to be made by law or the regulations of any federal or state governmental agency or any stock exchange, except that the party required to make such announcement shall, whenever practicable, consult with the other party concerning the timing and content of such announcement before such announcement is made.

     10.06. Governing Law. This Agreement shall be governed by and construed and
            -------------
enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof, pending confirmation of a plan of reorganization or dismissal of the case, the parties agree and submit to the jurisdiction of the Bankruptcy Court for the Eastern District of Pennsylvania. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

     10.07. Execution. This Agreement may be executed in two or more
            ---------
counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

     10.08. Headings. The headings of the Sections and Articles of this
            --------
Agreement are inserted for convenience only and shall not constitute a part hereof or affect in any way the meaning or interpretation of this Agreement.

     10.09. Entire Agreement. This Agreement, including the Exhibits hereto, the
            ----------------
Disclosure Schedule and the other documents and certificates delivered pursuant to the terms hereof, set forth the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersede all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto.

     10.10. Third Parties. Except as specifically set forth or referred to
            -------------
herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or corporation other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

     10.11 Bankruptcy. Notwithstanding anything to the contrary contained
           ----------
herein, Purchaser acknowledges that as on February 12, 2004, an involuntary bankruptcy petition was filed against ESI under chapter 7 of the Bankruptcy Code and that such chapter 7 case has been converted by ESI to a case under chapter 11 by Bankruptcy Court order dated April 30, 2004; accordingly, all aspects of this Agreement, including the representations and warranties made by ESI herein are subject in all respects to all conditions, obligations and responsibilities of ESI under the Bankruptcy Code. Notwithstanding the foregoing, ESI agrees to undertake all appropriate steps to obtain Bankruptcy Court approval of and consistent with this Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be affixed hereto, all as of the day and year first above written.


                                 ENCAPSULATION SYSTEMS, INC.


[Seal]                           By:
                                    ------------------------
                                        Title:
Attest:



------------------------
Title:


                                 ECHO RX, INC.


[Seal]                           By:
                                    ------------------------
                                        Title:
Attest:



------------------------
Title:

         As to the provisions of Sections 3.01 and 6.02 and Article IV:

                                 BRUCE K. REDDING


                                   -------------------------

                                 SECOND STAGE VENTURES, INC.


[Seal]                           By:
                                    ------------------------
                                        Title:
Attest:



------------------------
Title:

                                    EXHIBITS